UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 8, 2015

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-202583

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information set forth below under “Item 7.01 Regulation FD Disclosure” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The TIAA Real Estate Account (the “Account” or the “Registrant”) prepares materials (the “Analysis”) for its investors so that such investors may compare the adjusted performance results of the Account to that of two broad-based, widely-used real estate indices, the NCREIF Fund Index – Open End Diversified Core Equity and the NCREIF Property Index (“NPI”). In particular, in order to facilitate comparability between the Account’s performance and NPI, the Account has engaged the National Council of Real Estate Investment Fiduciaries (“NCREIF”), an independent party, to recalculate the performance of the Account’s directly held real estate in accordance with the methodology NCREIF uses to measure performance for open end real estate funds. These adjusted performance figures are designed for the use of Account investors for comparison purposes only, and do not reflect the true returns experienced by holders of interests in the Account. In the future, the Account periodically intends to prepare similar comparison materials for its investors to reflect the most recent period for which data is available.

The most recently prepared Analysis, relating to the performance of the Account for the period ended March 31, 2015 is furnished as Exhibit 99.1 to this report. The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

99.1 --	Quarterly Performance Analysis for the period ended March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: May 8, 2015

		By:	/s/ F. Scott Thomas

F. Scott Thomas Director and Associate General Counsel